UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 1, 2026

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On October 1, 2026, First Merchants Corporation (the “Company”) announced the upcoming retirement of the Company’s current Chief Executive Officer, Mark K. Hardwick, effective January 1, 2027.

(c) As part of the Company’s executive succession plan, as a result of Mr. Hardwick’s retirement, Michael J. Stewart will assume the position of President and Chief Executive Officer and will become the Company’s principal executive officer. Such appointment will be effective on January 1, 2027 and will continue until the next annual meeting of the Board of Directors or otherwise until his successor is duly appointed and qualified.

Additional information relating to the background and business experience of Mr. Stewart is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2026, under the heading “Information About Our Executive Officers”, which information is incorporated herein by reference.

Other than existing compensatory arrangements, with respect to Mr. Stewart’s appointment (i) there are no additional arrangements or understandings between Mr. Stewart and any other person; (ii) no additional material plan, contract or arrangement has been entered into with Mr. Stewart, and no such plan, contract or arrangement with Mr. Stewart has been materially amended; and (iii) no grant of any additional award to Mr. Stewart or modification of an existing award has been made. Moreover, Mr. Stewart does not have a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, Mr. Stewart does not have a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

ITEM 8.01 OTHER EVENTS.

On October 1, 2026, the Company issued a press release announcing a change to its executive management group as described in Item 5.02 above. A copy of the press release has been filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release dated October 1, 2026 issued by First Merchants Corporation.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: October 1, 2026